Filed Pursuant to Rule 424(b)(3)
Registration No. 333-233594

PROSPECTUS

12,903,224 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 12,903,224 shares of common stock of Solid Biosciences Inc. by the selling stockholders listed on page 7, including their transferees, pledgees or donees or their respective successors, which includes 2,295,699 shares of our common stock issuable upon the exercise of pre-funded warrants to purchase shares of our common stock, issued to the selling stockholders in our July 2019 private placement. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 11. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “SLDB.” On October 25, 2019, the closing sale price of our common stock on the Nasdaq Global Select Market was $12.02 per share. You are urged to obtain current market quotations for our common stock.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Our business and investing in our common stock involve significant risk. These risks are described in the section titled “Risk Factors ” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2019.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Solid Biosciences Inc.

We are a clinical-stage biotechnology company with a mission to cure Duchenne muscular dystrophy, or DMD, a genetic muscle-wasting disease predominantly affecting boys. DMD is caused by mutations in the dystrophin gene, which result in the absence or near-absence of dystrophin protein. Our founders, who are personally touched by the disease, created a biotechnology company purpose-built to accelerate the discovery and development of meaningful therapies for all patients affected by DMD. Our lead product candidate, SGT-001, is a gene transfer under investigation for its ability to drive functional microdystrophin protein expression in patients’ muscles. Based on our preclinical program, we believe the mechanism of action of SGT-001, if our clinical trials prove to be successful, has the potential to slow or even stop the progression of DMD.

Corporate Information

We were originally formed as SOLID Ventures Management, LLC in March 2013 as a Delaware limited liability company. We changed our name in June 2015 to Solid Biosciences, LLC. On January 25, 2018, immediately prior to the effectiveness of our registration statement on Form S-1 related to our initial public offering, we converted into a Delaware corporation pursuant to a statutory conversion and changed our name to Solid Biosciences Inc. In addition, immediately following the statutory conversion, entities formed solely for the purpose of holding membership interests in our limited liability company were merged with and into us.

Our principal executive offices are located at 141 Portland Street, Fifth Floor, Cambridge, MA 02139. Our main telephone number is (617) 337-4680. Our website address is www.solidbio.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Solid Biosciences Inc. and our consolidated subsidiaries.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may remain an emerging growth company until December 31, 2023, subject to the satisfaction of certain conditions. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to public companies that are not emerging growth companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

THE OFFERING

Common stock offered by selling stockholders	12,903,224 shares, including 2,295,699 shares issuable upon exercise of pre-funded warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“SLDB”

DESCRIPTION OF PRIVATE PLACEMENT WITH THE SELLING STOCKHOLDERS

On July 25, 2019, we entered into a securities purchase agreement with the selling stockholders, pursuant to which we issued and sold an aggregate of (i) 10,607,525 shares of our common stock at a price of $4.65 per share and (ii) 2,295,699 pre-funded warrants to purchase 2,295,699 shares of our common stock for a price of $4.64 per pre-funded warrant, in a private placement to accredited investors. The pre-funded warrants are exercisable at an exercise price of $0.01 per share and have no expiration date. The closing of the issuance and sale of these securities was consummated on July 30, 2019.

We received gross proceeds of approximately $60.0 million from the sale of these securities, before deducting placement agent fees and offering expenses, and excluding the exercise of any pre-funded warrants.

For a detailed description of the transactions contemplated by the securities purchase agreement with the selling stockholders and the securities issued pursuant thereto, see the section entitled “Selling Stockholders” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the securities purchase agreement with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock offered hereby.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

On July 25, 2019, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold an aggregate of (i) 10,607,525 shares of our common stock at a price of $4.65 per share and (ii) 2,295,699 pre-funded warrants to purchase 2,295,699 shares of our common stock for a price of $4.64 per pre-funded warrant, in a private placement to accredited investors, which we refer to as the Private Placement. The pre-funded warrants are exercisable at an exercise price of $0.01 per share and have no expiration date. The closing of the issuance and sale of these securities was consummated on July 30, 2019.

In connection with the Private Placement, we entered into a registration rights agreement with the selling stockholders, dated as of July 25, 2019, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement and the shares of common stock issuable upon exercise of the pre-funded warrants sold in the Private Placement. We agreed to file such registration statement within 45 days following the closing of the Private Placement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Current Report on Form 8-K filed on July 26, 2019, and are incorporated by reference herein.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of August 15, 2019. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of common stock held by such selling stockholder as of August 15, 2019, (ii) all shares of common stock purchased by such selling stockholder in the Private Placement and (iii) all shares of common stock issuable upon exercise of the pre-funded warrants purchased by such selling stockholder in the Private Placement that are exercisable within 60 days of August 15, 2019. The percentages of shares owned before and after the offering are based on 45,998,944 shares of common stock outstanding as of August 15, 2019, which includes the outstanding shares of common stock offered by this prospectus. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock issuable upon the exercise of pre-funded warrants held by that selling stockholder that are exercisable within 60 days of August 15, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
	Number	Percentage	Offered	Number	Percentage
Entities Associated with EcoR1 Capital, LLC (2)	3,102,238	6.7%	1,881,720	1,220,518	2.7%
DTMG Bermuda Limited (3)	4,441,972	9.7%	903,226	3,538,746	7.7%
Invus Public Equities, L.P. (4)	1,630,108	3.5%	430,108	1,200,000	2.6%
Perceptive Life Sciences Master Fund LTD (5)	6,749,803	14.7%	2,822,581	3,927,222	8.5%
BCLS SB Investco, LP (6)	3,871,164	8.4%	1,881,720	1,989,444	4.3%
Entities associated with RA Capital Management, LLC (7)	4,571,164	9.9%	1,881,720	2,689,444	5.9%
Entities associated with Boxer Capital, LLC (8)	4,707,696	9.9%	2,295,699	3,624,970	7.7%
Matthew B. Arnold	3,500,997	7.6%	677,419	2,823,578	6.1%
Martin I. Freed	53,763	*	53,763	—	—
Ilan Ganot (9)	1,414,545	3.1%	21,505	1,393,040	3.0%
Carl Morris	133,050	*	21,505	111,545	*
Sukumar Nagendran	34,258	*	32,258	2,000	*

*	Less than one percent.
(1)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders, including common stock issuable upon exercise of the pre-funded warrants sold in the Private Placement.

(2)

Consists of shares held by EcoR1 Capital, LLC, or EcoR1, and funds managed by EcoR1. Oleg Nodelman, the manager of EcoR1, has shared voting control and investment discretion over the securities reported herein that are held by EcoR1 and the funds managed by EcoR1. As a result, Mr. Nodelman may be deemed to have beneficial ownership of the securities that are held by EcoR1 and the funds managed by EcoR1. The address of EcoR1 is 357 Tehama Street #3, San Francisco, CA 94103.

(3)

DTMG Limited (“DTMG”) is owned and controlled by Gilad Hayeem. Mr. Hayeem and DTMG hold shared voting power and shared dispositive power with respect to all shares held. The address for Mr. Hayeem and DTMG is c/o Hunton Andrews Kurth LLP, Attn: Eric Markus, 2200 Pennsylvania Avenue, NW, Washington, DC 20037. In connection with estate planning activities, Mr. Hayeem sold units of the Company equivalent to approximately 353,050 shares to a sub-trust of an employee-benefit trust established by a former employer of Mr. Hayeem. Such sub-trust has as its beneficiaries Mr. Hayeem and his family. Because Mr. Hayeem does not exercise investment or voting control of the shares held by such sub-trust, such shares do not appear in the table above.

(4)	The address of Invus public Equities, L.P. is 750 Lexington Avenue, 30th Floor, New York, NY 10022.
(5)

Consists of shares held by Perceptive Life Sciences Master Fund LTD (the “Master Fund”). Perceptive Advisors LLC is the investment manager to the Master Fund and may be deemed to beneficially own the securities directly held by the Master Fund. Joseph Edelman is the managing member of Perceptive Advisors LLC. Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by the Master Fund. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Adam Stone, a member of our board of directors, is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive.
(6)

Consists of shares held by BCLS SB Investco, LP (“BCLS”). Bain Capital Life Sciences Investors, LLC, whose managers are Jeffrey Schwartz and Adam Koppel, a member of our board of directors, is the ultimate general partner of BCLS. As a result, each of Bain Capital Life Sciences Investors, LLC, Mr. Schwartz and Dr. Koppel may be deemed to share voting and dispositive power over the shares held by BCLS. The address of BCLS is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(7)

Consists of shares held by RA Capital Healthcare Fund, L.P. (“RA Capital Fund”), shares held in an account owned by a separately managed account (the “Account”) and shares that RA Capital Fund and the Account purchased in connection with the closing of our initial public offering. RA Capital Management, LLC (“RA Capital”) is the general partner of RA Capital Fund and the investment manager to the Account. Peter Kolchinksy is the sole manager of RA Capital. Investment decisions with respect to the shares held by RA Capital Fund and the Account are made by a portfolio management team at RA Capital of which Rajeev Shah, a member of our board of directors, is a member. Mr. Shah disclaims beneficial ownership of all shares held by RA Capital Fund and the Account, except to the extent of his pecuniary interest therein. The address for each of RA Capital Fund, the Account, and RA Capital is c/o 200 Berkeley Street, 18th Floor; Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them.

(8)

Consists of (i) 3,624,970 shares of common stock held by Boxer Capital LLC (“Boxer”) and its affiliates and (ii) 1,082,726 shares of common stock that may be acquired upon the exercise of pre-funded warrants within 60 days of August 15, 2019. As a result of the application of a beneficial ownership cap in the pre-funded warrants issued to funds affiliated with Boxer, the table above under the heading “Shares of Common Stock Beneficially Owned Prior to the Offering” does not include 1,212,973 shares of common stock issuable upon exercise of pre-funded warrants to purchase common stock beneficially held by funds affiliated with Boxer. While such shares are being registered under the registration statement of which this prospectus forms a part, under the terms of the pre-funded warrants, Boxer is not permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Boxer and its affiliates beneficially owning more than 9.999% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such pre-funded warrants to purchase common stock. Boxer has the right to increase this beneficial ownership limitation in its discretion on 61 days’ prior written notice to us, provided that in no event is Boxer permitted to exercise such warrants to purchase common stock to the extent that such exercise would result in Boxer and its affiliates beneficially owning in the aggregate more than 19.99% of the number of shares of our common stock outstanding or the combined voting power of our securities outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants to purchase common stock. Braslyn Ltd. (“Braslyn”) beneficially owns 11,488 shares and reports that it holds shared voting power and shared dispositive power with respect to these shares. Joe Lewis beneficially owns 4,667,486 shares and reports that he holds shared voting power and shared dispositive power with respect to these shares. MVA Investors, LLC (“MVA”) beneficially owns 40,210 shares and reports that it holds sole voting power and sole dispositive power with respect to these shares. Braslyn, Boxer, Boxer Asset Management Inc. (“Boxer Management”), Joe Lewis and MVA may be deemed to beneficially own 4,707,696 shares in the aggregate. The address of Boxer and MVA is 11682 El Camino Real, Suite 320, San Diego, CA 92130. The address of Boxer Management, Braslyn and Joe Lewis is Cay House, EP Taylor Drive N7776, Lyford Cay, New Providence, Bahamas.

(9)

Consists of (a) 1,063,000 shares held by Mr. Ganot as an individual, (b) 60,631 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship and (c) 290,914 shares held by Mr. Adam Ganot and Ms. Ganot, as trustees for the Ilan Ganot 2017 Irrevocable Trust.

Matthew B. Arnold, Martin I. Freed and Sukumar Nagendran, who are members of our board of directors, are selling stockholders. Ilan Ganot, our President, Chief Executive Officer and a member of our board of directors, and Carl Morris, our Chief Scientific Officer, are also selling stockholders. DTMG is owned and controlled by Gilad Hayeem, our former President and a former member of our board of directors until his resignation in June 2018.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been sold or (2) the date on which all of the shares cease to be registrable securities (as defined in the registration rights agreement entered into in connection with the Private Placement).

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.solidbio.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38360) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019;

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 13, 2019 and August 14, 2019, respectively;

(3)	Our Current Reports on Form 8-K filed with the SEC on January 28, 2019; June 14, 2019; and July 26, 2019;

(4)	Our definitive proxy statement on Schedule 14A for the 2019 Annual Meeting of Stockholders filed with the SEC on May 3, 2019;

(5)

The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 22, 2018, including any amendments or reports filed for the purpose of updating such description; and

(6)	All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the effectiveness of the registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Solid Biosciences Inc.

Attn: Investor Relations

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(617) 337-4680

12,903,224 SHARES

COMMON STOCK

PROSPECTUS

October 25, 2019